Exhibit 99.1

Press Release August 5, 2008
6714 Pointe Inverness Way, Suite 200
Fort Wayne, IN 46804-7932
260.459.3553 Phone
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www.steeldynamics.com

Steel Dynamics Announces Organization Changes:

Millett to Head Raw Materials Platform, Teets to Head Steelmaking

FORT WAYNE, INDIANA, August 5, 2008 — Steel Dynamics, Inc. (NASDAQ/GS: STLD) today announced realignments in its executive management structure to reflect the changing character of the company as a result of recent acquisitions and its organic growth. Under the new organization, each of the company’s three current executive vice presidents will assume new responsibilities for various segments of the company. The company also has announced additional corporate management appointments.

Executive Management Structure

Mark Millett, 49, is named Executive Vice President for Metals Recycling and Ferrous Resources and also becomes President and Chief Operating Officer of OmniSource Corporation. As head of OmniSource, Millett succeeds Danny Rifkin, formerly an executive vice president of Steel Dynamics, who left the company effective July 1, 2008. Millett will retain his responsibilities for the company’s iron-making projects, which currently include Mesabi Nugget and Iron Dynamics, as he takes on the additional OmniSource role.

Richard Teets, 52, becomes Executive Vice President for Steelmaking and President and Chief Operating Officer of Steel Operations. In this role, Dick will lead all of the company’s steelmaking operations, including the Flat Roll Division and The Techs, which formerly reported to Mark Millett. The company’s four long-products steelmaking divisions continue to report to Dick Teets.

Gary Heasley, 43, continues as Executive Vice President for Strategic Planning and Business Development, and also takes on responsibility for New Millennium Building Systems (NMBS), the company’s joist-and-deck fabricating business. This business segment had reported to Dick Teets since the company’s April 2007 management restructuring.

From 1998 to 2007 Mark Millett served as General Manager of SDI’s Flat Roll Division. Last year he was promoted to Executive Vice President, gaining added responsibility for The Techs and for SDI’s ferrous resources initiatives. He holds BS in metallurgical engineering from Surrey College. Before Steel Dynamics, he served in technical and management positions at Nucor Corporation.

Dick Teets served as General Manager of SDI’s Structural & Rail Division from 1998 to 2007. In April 2007 he became Executive Vice President responsible for SDI’s four long-products steelmaking divisions and New Millennium Building Systems. He holds a BS in Mechanical Engineering from Lafayette College and an MBA from Duquesne University. His career in the steel industry spans 30 years, and includes engineering and management experience in both integrated and mini-mill steelmaking.

Gary Heasley joined Steel Dynamics in 2005 as Vice President and Chief Financial Officer, and assumed his current position in 2007. Prior to joining SDI, he led the investment banking team serving the metal industries at Keybanc Capital Markets and served as an auditor for Ernst & Young. He holds a BS degree in accounting from Youngstown State University and is a CPA.

Mark Millett and Dick Teets are co-founders of Steel Dynamics and serve as directors. All three executive vice presidents continue to report to Keith Busse, Chairman and CEO.

 “The changes announced today provide our senior executives the opportunity to focus on specific segments of the company’s business,” Busse said. “For our raw materials platform, Mark Millett has the unique strengths that will allow us to take full advantage of the opportunities in growing and integrating OmniSource with Steel Dynamics, as well as to continue to develop and implement our critical iron-making initiatives. Dick Teets has excellent management and technical skills to lead the growth of our steel operations, the company’s primary business. Gary Heasley’s industry experience permits him to focus on the strategic and operational opportunities in the fabricating side of our business and to continue to explore and execute M&A, joint-venture, greenfield, and other business opportunities.

“This new structure enhances the company’s ability to capitalize on our existing businesses and to embrace our promising future in growth opportunities for steelmaking, resources, and downstream operations,” Busse said.

Corporate Management Appointments

Ben Eisbart, 64, becomes Vice President of Human Resources, a new position, reporting to Keith Busse. Ben joined OmniSource Corporation in 1992, where he held the position of Executive Vice President for Administration and Corporate Compliance Officer. He holds a BA in English and an MS in counseling from Alfred University, and served as an officer in the U.S. Army.

Brent Ritenour, 42, is promoted to Vice President, Internal Audit. Brent joined Steel Dynamics in 2003 as corporate auditor and oversees internal audit activities including Sarbanes-Oxley compliance and other audit matters related to the company’s existing and acquired operations. He holds a BS in Accounting from Oral Roberts University and is a CPA. Before joining Steel Dynamics, he served twelve years with Ernst & Young, becoming a senior manager, and managed internal audit functions in industry for four years.

David Bednarz, 48, is promoted to Vice President—Iron Resources, reporting to Mark Millett. Since 2000, Dave has managed the company’s Iron Dynamics operation which produces liquid pig iron for the Flat Roll Division. In his new role, he will continue to be responsible for Iron Dynamics, with the added responsibility for the Mesabi Nugget iron-making and mining projects. Dave holds a B.S. in Mining Engineering from Michigan Technological University, earned an MBA in 1993, and joined Steel Dynamics in 1997.

Paul Everett, 45, becomes Vice President Finance—Ferrous Resources, reporting to CFO Theresa Wagler. Paul joined OmniSource in 1997 and recently served as OmniSource’s Vice President of Accounting. He holds a B.A. in Accounting from the University of Toledo and is a CPA. Before joining OmniSource, Paul had prior experience with Deloitte & Touche and in industry.

Rick Poinsatte, 41, has been appointed Vice President and Treasurer, reporting to Theresa Wagler. Rick joined SDI in 2000 as CFO of New Millennium Building Systems, and most recently served as plant manager of the NMBS plant at Lake City, Florida. Rick holds a bachelors degree in accounting from the University of Notre Dame and is a CPA.

Forward-Looking Statement

This press release contains some predictive statements about future events and conditions, including statements related to the future of the steel, metals recycling, ironmaking, and steel fabrication marketplaces, prospects for Steel Dynamics divisions and subsidiaries to participate in these markets, OmniSource meeting profitability and growth expectations, and Mesabi Nugget achieving its ironmaking objectives. These statements are intended to be made as “forward-looking,” subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Such predictive statements are not guarantees of future performance, and actual results could differ materially from our current expectations.

In addition, we refer you to SDI’s detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K and in other reports which we from time to time file with the Securities and Exchange Commission, available publicly on the SEC Web site, www.sec.gov, and on the Steel Dynamics Web site, www.steeldynamics.com

Forward-looking or predictive statements we make are based on our knowledge of our businesses and the environment in which they operate as of the date on which the statements were made.  Due to these risks and uncertainties, as well as matters beyond our control which can affect forward-looking statements, you are cautioned not to place undue reliance on these predictive statements, which speak only as of the date of this press release.  We undertake no duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:  Fred Warner, Investor Relations Manager, (260) 969-3564 or f.warner@steeldynamics.com